Exhibit 23.2
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR
LEAF ASSET MANAGEMENT, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 11, 2009, with respect to the financial statements of LEAF Asset Management, LLC as of September 30, 2008 and 2007 and for the years then ended which is included in this Cumulative Supplement No. 2 to the Post-effective Amendment No. 1 to the Registration Statement and Prospectus on Form S-1 (File No. 333-149881). We consent to the use of the aforementioned report in this Registration Statement and Prospectus.
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
May 12, 2009